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                                                                     EXHIBIT 8.1



                                                                   July 26, 2001


Heritage Propane Partners, L.P.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma 74137

     Re:  Tax Opinion

Gentlemen:

          We have acted as special counsel in connection with the Registration Statement on Form S-3 (Registration No. 333-86057) (the "Registration Statement") and the Prospectus Supplement dated July 26, 2001 (the "Supplement") to the Prospectus dated September 13, 1999 of Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), relating to the registration of the offering and sale (the "Offering") of up to 2,875,000 common units (including common units that may be issued pursuant to the over-allotment option described in the Supplement) ("Common Units") to be issued and sold by the Partnership pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"). In connection therewith, we have participated in the preparation of the discussions with respect to the Common Units set forth under the caption "Tax Considerations" in the Registration Statement and under the caption "Recent Tax Developments" in the Supplement (collectively, the "Discussion"). Capitalized terms used and not otherwise defined herein are used as defined in the Registration Statement.

          The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

          We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K dated July 26, 2001 of the Partnership, the incorporation by reference of this opinion by the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Baker Botts L.L.P.